Pricing Supplement No. 115                                        Rule 424(b)(3)
Dated: July 28, 1999                                          File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $10,000,000                                Floating Rate Notes [_]                    Book Entry Notes [x]
Original Issue Date: 8/26/99                                 Fixed Rate Notes [x]                       Certificated Notes [_]
Maturity Date: 8/26/2019                                     CUSIP#: 073928 KQ 5

Option to Extend Maturity:                                   No  [x]
                                                             Yes [_]   Final Maturity Date:

                                                                                Optional                              Optional
                                         Redemption                             Repayment                             Repayment
Redeemable On                            Price(s)                               Date(s)                               Price(s)
*                                        N/A                                    N/A                                   N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  8.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                              Maximum Interest Rate:

[_]          Commercial Paper Rate                                                Minimum Interest Rate:

[_]          Federal Funds Rate                                                   Interest Reset Date(s):

[_]          Treasury Rate                                                        Interest Reset Period:

[_]          LIBOR Reuters                                                        Interest Payment Date(s):

[_]          LIBOR Telerate

[_]          Prime Rate

[_]          CMT Rate

Initial Interest Rate:                                                            Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

* Commencing August 26, 2000 and on the 26th of each month thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Semi-annually on the 26th of each February and August, commencing
         2/26/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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